EXHIBIT 3.4

                            CERTIFICATE OF CORRECTION

                                       OF

                            CHURCH & DWIGHT CO., INC.


     Church & Dwight Co., Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

                  DOES HEREBY CERTIFY:

     1. The name of the Corporation is:

                            Church & Dwight Co., Inc.

     2. An Amended and Restated Certificate of Incorporation (the "Instrument") was filed with the Secretary of State of the State of Delaware on June 6, 2003 which contains an inaccurate record of the corporate action taken therein, and said Instrument requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

     3. The inaccuracy in said Instrument is as follows:

          Since the Board of Directors and stockholders of the Corporation merely approved an amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as opposed to an amendment and restatement thereof, the heading of the Instrument incorrectly identifies the Instrument as the "Amended and Restated Certificate of Incorporation of Church & Dwight Co., Inc." and incorrectly restates the text of the Amended and Restated Certificate of Incorporation of Church & Dwight Co., Inc. as filed with the Secretary of State of the State of Delaware on October 22, 1992. The Instrument further incorrectly states that the restatement was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

     4. The heading of the document filed on June 6, 2003 is corrected to read as follows:

                            "Certificate of Amendment
                                       of
                Amended and Restated Certificate of Incorporation
                                       of
                           Church & Dwight Co., Inc."

     5. The text of the Instrument filed on June 6, 2003 is corrected to read in its entirety as attached hereto as Exhibit A.


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     IN WITNESS WHEREOF, CHURCH & DWIGHT CO., INC. has caused its corporate seal to be hereto affixed and this Certificate of Correction to be signed by its Chairman of the Board and attested by its General Counsel & Secretary this 21st day of July, 2003.

                                            CHURCH & DWIGHT CO., INC.



                                            By:/s/ Robert A. Davies, III
                                               -------------------------------
                                               Robert A. Davies, III
                                               Chairman of the Board















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                                                                     Exhibit A


                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            Church & Dwight Co., Inc.


                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware


It is hereby certified that:

     1. Church & Dwight Co., Inc. (the "Corporation") is a corporation formed under the laws of the State of Delaware, and its Amended and Restated Certificate of Incorporation was filed with the office of the Secretary of State of the State of Delaware on October 22, 1992 (the "Restated Certificate").

     2. The Restated Certificate of the Corporation is hereby amended by deleting Sections (a) through (k) of Article Fourth in their entirety and substituting in lieu thereof the following:

         "FOURTH:

          (a) The total number of shares of capital stock which the corporation shall have authority to issue is 102,500,000 shares of two classes. 100,000,000 shares shall be Common Stock at $1.00 par value per share, and 2,500,000 shares shall be Preferred Stock, at $1.00 par value per share.

          (b) A holder of Common Stock shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting.

          (c) The class of Preferred Stock may be divided into and issued in one or more series as follows:

               Shares of Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, fully or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed herein and in a resolution or resolutions providing for the issue of such series adopted by a two-thirds vote of the entire Board of Directors of the Corporation.


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               The Board of Directors of the Corporation is hereby expressly authorized, by a two-thirds vote of the entire Board, subject to the limitations provided by law, to establish and designate series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and the relative powers, rights and preferences, and the qualifications, limitations, or restrictions thereof, of the shares of each series and the variations in the relative powers, rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series.

               The authority of the Board of Directors of the Corporation with respect to each series shall include, but shall not be limited to, the authority to determine the following:

               (1)  The designation of such series;

               (2)  The number of shares initially constituting such series;

               (3) The increase, and the decrease to a number not less than the number of the outstanding shares of such series, of the number of shares constituting such series theretofore fixed;

               (4) The rate or rates and the times and conditions under which dividends on the shares of such series shall be paid, and
                    (x) if such dividends are payable in preference to, or in relation to, the dividends payable on any other class or classes of stock, the terms and conditions of such payment, and (y) if such dividends shall be cumulative, the date or dates from and after which they shall accumulate;

               (5) Whether or not the shares of such series shall be redeemable, and, if such shares shall be redeemable, the designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, and the terms and conditions of such redemption, including, but not limited to, the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates;

               (6) The amount payable on the shares in the event of the dissolution of, or upon any distribution of the assets of, the Corporation;

               (7) Whether or not the shares of such series may be convertible into, or exchangeable for, shares of any other class or series and the price or prices and the rates of exchange and the terms of any adjustments to be made in connection with such conversion or exchange;

               (8) Whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if such shares shall have such voting rights, the terms and conditions thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preferred Stock and the right to have more (or less) than one vote per share;

               (9) Whether or not a purchase fund shall be provided for the shares of such series, and if such a purchase fund shall be provided, the terms and conditions thereof;

               (10) Whether or not a sinking fund shall be provided for the redemption of the shares of such series, and if such a sinking fund shall be provided, the terms and conditions thereof; and

               (11) Any other powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, which shall not be inconsistent with the provisions of this Article FOURTH or the limitations provided by law.

          (d) No stockholder shall have any preemptive right to subscribe to any shares of stock of the Corporation of any class or series thereof, now or hereafter authorized, or any security convertible into such stock.

          (e) Every reference in this Certificate of Incorporation or in the By-Laws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock."

     3. The Restated Certificate of the Corporation is hereby amended by renumbering Section (l) of Article Fourth as Section (f) of Article Fourth.

     4. The Restated Certificate of the Corporation is hereby amended by inserting the following as Article Tenth:

          "TENTH:

               (a) Special meetings of stockholders may be called by a majority of the directors then in office or by the Chief Executive Officer at any time for any purpose or purposes.

               (b) To be properly brought before an annual meeting of stockholders, nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders at an annual meeting of stockholders must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the President, the Chairman of the Board of Directors or by vote of a majority of the full Board of Directors, or (iii) otherwise brought before the annual meeting by any stockholder of the Corporation who is a stockholder of record on the date of the giving of the notice, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Article TENTH.

               (c) For nominations or other business to be properly brought before an annual meeting by a stockholder under this Article TENTH, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than 120 days (unless such day is not a business day, in which case the immediately preceding business day) prior to the first anniversary of the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting; provided, however, that if the date of the annual meeting is advanced by more than 40 days or delayed by more than 40 days from such anniversary date, then notice by the stockholder to be timely must be delivered not later than the close of business on the later of the 120th day prior to the annual meeting or the 10th day following the day on which the date of the meeting is publicly announced. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice must set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and
          (iii) as to the stockholder giving the notice and the beneficial owners, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (B) the number of shares of the Corporation which are owned (beneficially or of record) by such stockholder and such beneficial owner, (C) a description of all arrangements or understandings between such stockholder and such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder and of such beneficial owner in such business, and (D) a representation that such stockholder or its agent or designee intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

                  Notwithstanding anything in this Article TENTH to the contrary, if the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement specifying the size of the increased Board of Directors made by the Corporation at least 120 days prior to the first anniversary of the preceding year's annual meeting, then a stockholder's notice required by this Article TENTH will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

               (d) Only such business may be conducted at a special meeting of stockholders as has been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving the notice required by this Article TENTH, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Article TENTH. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by this Article TENTH is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 120th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

               (e) Only those persons who are nominated in accordance with the procedures set forth in this Article TENTH will be eligible for election as directors at any meeting of stockholders. Only business brought before the meeting in accordance with the procedures set forth in this Article TENTH may be conducted at a meeting of stockholders. The chairman of the meeting has the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Article TENTH and, if any proposed nomination or business is not in compliance with this Article TENTH, to declare that such defective proposal shall be disregarded.

               (f) For purposes of this Article TENTH, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

               (g) Notwithstanding the foregoing provisions of this Article TENTH, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article TENTH. Nothing in this Article TENTH shall be deemed to remove any obligation of stockholders to comply with the requirements of Rule 14a-8 under the Exchange Act with respect to proposals requested to be included in the Corporation's proxy statement pursuant to said Rule 14a-8."

     5. This Certificate of Amendment of the Restated Certificate of the Corporation has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.